Exhibit 5.1

[Hughes Hubbard & Reed LLP Letterhead]

April 14, 2014
Flushing Financial Corporation
1979 Marcus Avenue, Suite E140
Lake Success, New York 11042

Ladies and Gentlemen:

We have acted as special counsel to Flushing Financial Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 to be filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof (the “Registration Statement”), with respect to the registration by the Company and the offering from time to time of up to $170,000,000 in aggregate initial public offering price of securities of the Company, consisting of: (i) debt securities of the Company, whether senior, subordinated or junior subordinated, to be issued in one or more series (collectively, the “Debt Securities”), (ii) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), (iii) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), and (iv) warrants representing rights to purchase Common Stock or Preferred Stock (the “Warrants”).  The Debt Securities, the Common Stock, the Preferred Stock and the Warrants are referred to herein collectively as the “Offered Securities.”  The Offered Securities being registered under the Registration Statement may be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 of the Securities Act. This opinion is being delivered in accordance with the requirement of Item 601(b)(5) of Regulation S-K under the Securities Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

In rendering the opinions set forth herein, we have examined originals, photocopies or conformed copies certified to our satisfaction of corporate records, agreements, instruments and documents of the Company, certificates of public officials and other certificates and opinions and have made such other investigations as we have deemed necessary in connection with the opinions set forth herein.  In our examination, we have assumed (a) the due execution, authentication and delivery by all persons of the Registration Statement and each of the documents related thereto, (b) the authenticity of all documents submitted to us as originals, (c) the conformity to the original documents of all documents submitted to us as copies, and (d) the genuineness of all signatures on the Registration Statement and all documents submitted to us.

Based upon and subject to the foregoing, and assuming that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will comply at all relevant times with all applicable laws, (iii) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, (v) the applicable indenture or indentures with respect to any Debt Securities will have been duly qualified under the Trust Indenture Act of 1939, as amended, and (vi) any Offered Securities issuable upon exercise or conversion of any

Offered Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such exercise or conversion, we advise you that in our opinion:

1.  With  respect to the  shares of Common Stock,  when (a) the board  of directors of the  Company,  including any appropriate committee appointed  thereby, and appropriate officers  of the Company have  taken all necessary action to approve the issuance and terms of the Common Stock and related matters, (b) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Certificate of Incorporation of the Company, as may be amended, as of the date hereof (the “Certificate of Incorporation”), and the Amended and Restated By-Laws of the Company as of the date hereof (the “By-Laws”) so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (c) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor (provided that such consideration is not less than the par value thereof), and delivered and paid for as contemplated by any applicable purchase, underwriting or similar agreement and the Registration Statement, the shares of Common Stock (including any Common Stock duly issued upon conversion of any other Offered Security), will be duly authorized, validly issued, fully paid and non-assessable.

2.  With  respect to the  shares of  Preferred Stock,  when (a) the board of  directors of the  Company,  including any appropriate committee appointed  thereby, and  appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Common Stock and related matters, (b) the terms of the issuance and sale of the Preferred Stock have been duly established in conformity with the Certificate of Incorporation and the By-Laws so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (c) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor (provided that such consideration is not less than the par value thereof), and delivered and paid for as contemplated by any applicable purchase, underwriting or similar agreement and the Registration Statement, the shares of Preferred Stock (including any Preferred Stock duly issued upon conversion of any other Offered Security), will be duly authorized, validly issued, fully paid and non-assessable.

3.  With  respect to any  Debt Securities, when  (a) the execution  of the applicable indenture or  indentures has been duly authorized by the Company by appropriate action, (b) the board of directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Debt Securities and related matters, (c) the terms of the Debt Securities and their issuance and sale have been duly established in conformity with the applicable indenture or indentures so as not to violate any applicable law or the Certificate of Incorporation or the By-Laws or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (d) either a supplemental indenture has been duly authorized, executed and delivered by the Company and the applicable indenture trustee or a securities resolution has been duly executed setting forth the terms of the Debt Securities, in each case, in accordance with the applicable indenture or indentures, and (e) the Debt Securities have been duly executed and delivered by the Company and authenticated by the applicable indenture trustee in accordance with the provisions of the applicable indenture or indentures and delivered and paid for as contemplated by any applicable purchase, underwriting or similar agreement and the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of the Company, entitled to the benefits of the applicable indenture or indentures and enforceable against the Company in accordance with their terms except that (i) the enforceability thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally and (B) general principles of equity and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and (ii) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances (clauses (i) and (ii) together, the “Enforceability Exceptions”).

4.  With respect to any Warrants, when (a) the execution of the warrant agreement  pursuant to  which the  Warrants will be  issued (the “Warrant Agreement”) has been duly authorized by the Company by appropriate action, (b) the Warrant Agreement has been duly executed and delivered by the Company and the warrant agent thereunder, (c) the board of directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Warrants and related matters, including, without limitation, any necessary reservation of Common Stock or Preferred Stock issuable upon exercise of the Warrants, (d) the terms of the Warrants and their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law or the Certificate of Incorporation or the By-Laws of the Company, or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (e) the Warrants, in the form included in the Warrant Agreement, have been duly executed and delivered by the Company and countersigned by the warrant agent thereunder in accordance with the provisions of the Warrant Agreement and delivered and paid for as contemplated by any applicable purchase, underwriting or similar agreement and the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions.

In giving our opinion, we are relying, without independent verification as to all matters of fact, upon certificates and written and oral statements of officers of the Company. In rendering the opinion set forth above, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

The Company has informed us that it intends to issue Offered Securities from time to time on a delayed or continuous basis. The opinions set forth above are limited to applicable laws as in effect on the date hereof.  Prior to issuing any Offered Securities pursuant to the Registration Statement, (i) the Company will advise us in writing of the terms thereof and (ii) the Company will afford us an opportunity to review the documents pursuant to which such Offered Securities are to be issued or sold (including the applicable offering documents) and the Company will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We are furnishing this opinion solely in connection with the filing of the Registration Statement, and this opinion is not to be relied upon for any other purpose. We assume no obligation to advise the Company of any changes in the foregoing subsequent to the delivery of this opinion. This opinion is rendered for the sole benefit of the addressee hereof and investors who purchase Offered Securities pursuant to the Registration Statement and may not be relied upon by any other person or entity, nor quoted in whole or in part, or otherwise referred to in any other document without our express written consent.

We hereby consent to the reference to our firm in the Registration Statement under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act, as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission thereunder.

        Very truly yours,

         /s/ HUGHES HUBBARD & REED LLP